UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Earliest Event Reported): February 10, 2014

CYTRX CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-15327 (Commission File Number)	58-1642740 (I.R.S. Employer Identification No.)
11726 San Vicente Boulevard, Suite 650 Los Angeles, California (Address of Principal Executive Offices)	90049 (Zip Code)

(310) 826-5648
(Registrant’s Telephone Number, Including Area Code)

______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement

On February 10, 2014, CytRx Corporation (“we,” “us,” “our” or the “Company”) entered into a fourth amendment to our lease with Douglas Emmett 1993 LLC, as landlord, under which we lease our principal executive offices.

Pursuant to the amendment, the lease term was extended until February 29, 2020, unless earlier terminated in accordance with the lease, and our monthly rent under the lease will be decreased to approximately $19,226 commencing on March 1, 2015 (the "Effective Date").  Our monthly rent is subject to increase to approximately $19,802, $20,396, $21,008 and $21,639, respectively, on the first, second, third and fourth anniversaries of the Effective Date.  We will continue to be responsible for paying our allocable portion of operating expenses in addition to the monthly rent.  Additionally, under the amendment, the landlord granted the Company (i) an option to extend the term of the lease for a five-year period, and (ii) a right of first offer during the extended lease term to lease any available space on the sixth floor of the premises, subject to the terms and conditions set forth in the amendment.

Item 9.01                      Financial Statements and Exhibits

(d)           Exhibits.

We are filing as part of this report the exhibit listed on the accompanying Index to Exhibits, which information is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CYTRX CORPORATION

Date: February 13, 2014	By:	/s/ John Y. Caloz
Name: John Y. Caloz
Title: Chief Financial Officer

Index to Exhibits

Exhibit No.	Description

10.1	Fourth Amendment to Office Lease, dated February10, 2014, by and between CytRx Corporation and Douglas Emmett 1993, LLC.